NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp. Appoints Ganpat Mani
to the Board of Directors

Corpus Christi, TX, June 3, 2014 - Uranium Energy Corp. (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce the appointment of Ganpat Mani to the Company's Board of Directors.

From 2009 to 2013, Mr. Mani was President and Chief Executive Officer of ConverDyn, a partnership between affiliates of Honeywell International Inc. and General Atomics, which specializes in the nuclear fuel conversion trade. During this time he also served as a director of the Nuclear Energy Institute and was a member of the U.S. Civil Nuclear Trade Advisory Committee. He is a highly experienced negotiator of contracts with major private and state-owned corporations in Asia, Europe and the U.S. Notably, Mr. Mani negotiated the agreement for the return of uranium feed from the Metropolis conversion facility under the Megatons to Megawatts program between the U.S. and Russia. He also met with government and industry organizations as part of the U.S. Department of Commerce's multiple nuclear trade missions to India.

From 1994 to 2007, Mr. Mani held several senior marketing positions with ConverDyn, including having served as Senior Vice President. At ConverDyn, he was responsible for relations with major nuclear utilities in Asia, Europe and the U.S. and with enrichment companies in Europe and the U.S. He has prepared position papers and draft legislative language for, and represented ConverDyn in, meetings with the U.S. Departments of Commerce, Energy and State and with industry trade organizations. From 1973 to 1994, Mr. Mani worked at Honeywell International Inc. (formerly Allied-Signal Inc.), where his career spanned a variety of functional areas and product lines.

Mr. Mani holds an MBA from Rutgers University and a Bachelor of Technology Degree in Metallurgical Engineering from Loughborough University, UK.

The Company is appointing Mr. Mani to the Board following the resignation of Katharine Armstrong as a director. Ms. Armstrong served on the Company's Board since 2012 after having served as an Advisory Board member starting in early 2010.

Ms. Armstrong is vacating the Board for personal reasons. She had been serving as a member of the Board's Compensation Committee and Nominating and Corporate Governance Committee. Commensurate with Ms. Armstrong's resignation, the Board has appointed David Kong as a member of the Compensation Committee and Nominating and Corporate Governance Committee in addition to his existing appointment as Chairman of the Audit Committee.

Amir Adnani, President and CEO, stated, "We welcome Ganpat's expertise and experience in the uranium business, particularly his in-depth knowledge of the global nuclear fuel market. The Company is very appreciative of Katharine's guidance and expertise throughout her five-year tenure as an advisor and director. We will continue to seek her perspective and counsel on an informal basis."

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully licensed Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.